Exhibit 99.2

Special Jetwire	TUESDAY, AUGUST 13 2013

A Message from Chairman and CEO Tom Horton

Dear American Team,

Today we learned the Antitrust Division of the U.S. Department of Justice (DOJ) will oppose our pending merger with US Airways. I wanted to quickly let you know the implications of this decision and to explain what’s next.

As you probably know, this merger in the context of a restructuring, has been a very complex undertaking. It has formed the basis for an unusually successful restructuring, with very positive outcomes for our people, our customers, our owners and the communities we serve. But, it was also subject to a number of approvals including US Airways shareholders, AMR creditors, the Court, and the United States and European Union regulatory authorities. The US Airways and AMR financial stakeholders have voted overwhelmingly in support of the merger and the EU approved the merger. We always expected U.S. regulatory approval to be the final hurdle to clear.

We and our counterparts at US Airways have been working with the DOJ staff for months to ensure that they had an informed view of the merger. We have maintained that the merger is complementary (only 12 overlapping routes), that it provides significant customer benefits and that it enhances competition in the airline industry.

Since the DOJ has formed a contrary view, the matter will now be settled by the courts. The DOJ has filed a lawsuit in federal district court to enjoin the proposed merger. We and US Airways will vigorously defend our position. While we do not yet know how long the court process will run, it will likely take a few months.

In the meantime, American and US Airways will continue to operate as independent companies and competitors. All recent leadership announcements for the new merged American will be on hold until such time as the merger receives final clearance.

Throughout this restructuring, the people of American have stayed focused on caring for our customers day in and day out. And the results speak for themselves. American is again strong, profitable and competitive as evidenced by our record-setting second quarter results. As we work through the court process to clear our merger, let’s keep building the momentum of the new American.

Thanks for all you do.

Tom

The regular edition of Jetwire will be issued later today.

JETWIRE is published by Communications, Editor – Lance Goulet, email: jetwire@aa.com

Additional Information and Where To Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. AMR Corporation (“AMR”) has filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4, which includes a proxy statement of US Airways Group, Inc. (“US Airways”) that also constitutes a prospectus of AMR, and US Airways has filed with the SEC its definitive proxy statement on Schedule 14A. AMR and US Airways have mailed the proxy statement/prospectus to US Airways security holders. INVESTORS AND SECURITY HOLDERS OF US AIRWAYS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the proxy statement/prospectus and other documents containing important information about AMR and US Airways through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by US Airways can be obtained free of charge on US Airways’ website at www.usairways.com or by directing a written request to US Airways Group, Inc., 111 West Rio Salado Parkway, Tempe, Arizona 85281, Attention: Vice President, Legal Affairs. Copies of the documents filed with the SEC by AMR can be obtained free of charge on AMR’s website at www.aa.com or by directing a written request to AMR Corporation, P.O. Box 619616, MD 5675, Dallas/Fort Worth International Airport, Texas 75261-9616, Attention: Investor Relations or by emailing investor.relations@aa.com.

Cautionary Statement Regarding Forward-Looking Statements

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “forecast” and other similar words. These forward-looking statements are based on AMR’s and US Airways’ current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. The following factors, among others, could cause actual results and financial position and timing of certain events to differ materially from those described in the forward-looking statements: the challenges and costs of the proposed transaction, including integrating operations and achieving anticipated synergies; the price of, market for and potential market price volatility of common stock of the ultimate parent entity following the closing of the proposed transaction; significant liquidity requirements and substantial levels of indebtedness of the combined company following the closing; potential limitations on the use of certain tax attributes following the closing; failure of the proposed transaction to be completed; and other economic, business, competitive, and/or regulatory factors affecting the business of the combined company after the closing and the businesses of US Airways and AMR generally, including those set forth in the filings of US Airways and AMR with the SEC, especially in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of their respective annual reports on Form 10-K and quarterly reports on Form 10-Q, their current reports on Form 8-K and other SEC filings, including the registration statement and the proxy statement/prospectus related to the proposed transaction. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements. Neither AMR nor US Airways assumes any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements except as required by law.